UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2015

Hortonworks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36780	37-1634325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 Great America Parkway,

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 916-4121

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On August 22, 2015, Hortonworks, Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) to acquire by merger Onyara Inc., a Delaware corporation (“Onyara”). Pursuant to the terms of the Agreement, all outstanding shares of Onyara capital stock, options to purchase Onyara capital stock and any other securities convertible into, exercisable for or exchangeable for shares of Onyara capital stock will be cancelled in exchange for an aggregate of approximately 1.6 million shares of the Company’s common stock (subject to certain customary adjustments), including shares to be retained by the Company to satisfy post-closing adjustments and potential indemnity claims. The shares will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

On August 25, 2015, the Company issued a press release announcing that it entered into the Agreement in order to acquire Onyara. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORTONWORKS, INC.

Dated: August 27, 2015	By:	/s/ Scott Davidson
Scott Davidson Chief Financial Officer

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 25, 2015